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                                                                    EXHIBIT 99.3

                    VANGUARD HEALTH HOLDING COMPANY II, LLC
                       VANGUARD HOLDING COMPANY II, INC.

                               OFFER TO EXCHANGE
                   NEW 9% SENIOR SUBORDINATED NOTES DUE 2014
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                                      FOR
             ALL OUTSTANDING 9% SENIOR SUBORDINATED NOTES DUE 2014

                     VANGUARD HEALTH HOLDING COMPANY I, LLC
                        VANGUARD HOLDING COMPANY I, INC.

                               OFFER TO EXCHANGE
                   NEW 11 1/4% SENIOR DISCOUNT NOTES DUE 2015
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                                      FOR
             ALL OUTSTANDING 11 1/4% SENIOR DISCOUNT NOTES DUE 2015

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 200 , UNLESS EXTENDED.

                                                                           , 200

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

     As described in the enclosed Prospectus, dated           , 200 (as the same
may be amended or supplemented from time to time, the "Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"), Vanguard Health Holding Company II, LLC ("VHS Holdco II") and Vanguard Holding Company II, Inc. (the "Subordinated Notes Co-issuer" and together with VHS Holdco II, the "Subordinated Notes Issuers") are offering to exchange $575,000,000 aggregate principal amount of the Subordinated Notes Issuers' 9% Senior Subordinated Notes due 2014, guaranteed by Vanguard Health Systems, Inc. ("Vanguard"), Vanguard Health Holding Company I, LLC ("VHS Holdco I") and certain subsidiaries of VHS Holdco II (collectively, the "Subordinated Notes Guarantors"), that have been registered under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Subordinated Exchange Notes"), for any and all of its outstanding 9% Senior Subordinated Notes due 2014 (collectively, the "Outstanding Subordinated Notes"), guaranteed by the Subordinated Notes Guarantors, in integral multiples of $1,000 (the "Subordinated Notes Exchange Offer"). The terms of the Subordinated Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Subordinated Notes for which they may be exchanged pursuant to the Subordinated Notes Exchange Offer, except that the Subordinated Exchange Notes are freely transferable by holders thereof (except as provided in the Letter of Transmittal or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act. The Outstanding Subordinated Notes are unconditionally guaranteed (the "Outstanding Subordinated Notes Guarantees") by the Subordinated Notes Guarantors on a senior subordinated basis, and the Subordinated Exchange Notes will be unconditionally guaranteed (the "New Subordinated Notes Guarantees") by the Subordinated Notes Guarantors on a senior subordinated basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Subordinated Notes Guarantors offer to issue
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the New Subordinated Notes Guarantees with respect to all Subordinated Exchange
Notes issued in the Subordinated Notes Exchange Offer in exchange for the Outstanding Subordinated Notes Guarantees of the Outstanding Subordinated Notes for which such Subordinated Exchange Notes are issued in the Subordinated Notes Exchange Offer. The Prospectus and Letter of Transmittal also relate to the offer (the "Discount Notes Exchange Offer" and together with the Subordinated Notes Exchange Offer, the "Exchange Offers") by VHS Holdco I and Vanguard Holding Company I, Inc. (the "Discount Notes Co-issuer" and together with VHS Holdco I, the "Discount Notes Issuers") to exchange $216,000,000 aggregate principal amount at maturity of the Discount Notes Issuers' 11 1/4% Senior Discount Notes due 2015, guaranteed by Vanguard, that have been registered under the Securities Act (collectively, the "Discount Exchange Notes"), for any and all of its outstanding 11 1/4% Senior Discount Notes due 2015 (collectively, the "Outstanding Discount Notes" and together with the Outstanding Subordinated Notes, the "Outstanding Notes"), guaranteed by Vanguard, in integral multiples of $1,000. The terms of the Discount Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Discount Notes for which they may be exchanged pursuant to the Discount Notes Exchange Offer, except that the Discount Exchange Notes are freely transferable by holders thereof (except as provided in the Letter of Transmittal or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act. The Outstanding Discount Notes are unconditionally guaranteed (the "Outstanding Discount Notes Guarantee") by Vanguard on a senior basis, and the Discount Exchange Notes will be unconditionally guaranteed (the "New Discount Notes Guarantee") by Vanguard on a senior basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, Vanguard offers to issue the New Discount Notes Guarantee with respect to all Discount Exchange Notes issued in the Discount Notes Exchange Offer in exchange for the Outstanding Discount Guarantee of the Outstanding Discount Notes for which such Discount Exchange Notes are issued in the Discount Notes Exchange Offer.

     Throughout this letter, unless the context otherwise requires, references to the "Subordinated Notes Exchange Offer" include the Subordinated Notes Guarantors' offer to exchange the New Subordinated Notes Guarantees for Outstanding Subordinated Guarantees, references to the "Subordinated Exchange Notes" include the related New Subordinated Notes Guarantees, references to the "Outstanding Subordinated Notes" include the related Outstanding Subordinated Notes Guarantees, references to the "Discount Notes Exchange Offer" include Vanguard's offer to exchange the New Discount Notes Guarantee for Outstanding Discount Notes Guarantee, references to the "Discount Exchange Notes" include the related New Discount Notes Guarantee and references to the "Outstanding Discount Notes" include the related Outstanding Discount Notes Guarantee.

     The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.

     WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN NAMES.

     The Issuers will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offers. However, you will be reimbursed by the Issuers for customary and reasonable mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients, including the reasonable expenses of overnight courier services. The Issuers will pay all transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

     For your information and for forwarding to your clients for whom you hold the Outstanding Notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

          1. The Prospectus;

          2. The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

          3. A form of Notice of Guaranteed Delivery; and

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          4. A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offers.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

     The Exchange Offers will expire at 5:00 P.M., New York City time, on
          , 200 unless the Exchange Offers are extended by the Issuers. The time at which the Exchange Offers expire is referred to as the "Expiration Date." Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M. on the Expiration Date.

     To participate in the Exchange Offers, certificates for Outstanding Notes, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

     If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus, under "The Senior Subordinated Exchange Offer -- Guaranteed Delivery Procedures", "The Senior Discount Exchange Offer -- Guaranteed Delivery Procedures" and the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offers should be addressed to U.S. Bank National Association, the Exchange Agent for the Exchange Offers, at their address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the exchange agent.

                                         Very truly yours,

                                         Vanguard Health Holding Company II, LLC
                                         Vanguard Holding Company II, Inc.
                                         Vanguard Health Holding Company I, LLC
                                         Vanguard Holding Company I, Inc.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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